                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) December 18, 2009

DAVIDSON INCOME REAL ESTATE, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware                  0-14530                 62-1242144

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Davidson Income Real Estate, L.P., a Delaware limited partnership (the “Registrant”), owns a 100% interest in AIMCO Covington Pointe, L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owned Covington Pointe Apartments (“Covington Pointe”), a 180-unit apartment complex located in Dallas, Texas.   On December 18, 2009, the Partnership sold Covington Pointe to a third party, SPP Covington Pointe, Ltd., a Texas limited partnership (the “Purchaser”), for a total sales price of $9,100,000.  Covington Pointe was the Partnership’s sole investment property and the Registrant’s interest in the Partnership is its sole investment.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s Managing General Partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net sales proceeds will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON INCOME REAL ESTATE, L.P.

By:   Davidson Diversified Properties, Inc.,

Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: December 22, 2009